UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8 REGISTRATION STATEMENT NO. 333-203973

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DOMARK INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	20-4647578
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

34 King Street, East Suite 1102

Toronto, Ontario M5C 1E9

 (Address of principal executive offices) (Zip Code)

2015 Stock Compensation Plan

 (Full title of the plan)

Nevada Incorporating Company

723 S. Casino Center Blvd.

Las Vegas, Nevada 89101

(Name and address of agent for service)

(702) 384-8727

 (Telephone number, including area code, of agent for service)

Copies to:

Dean Law Corp.

601 Union Street, Suite 4200

Seattle, Washington 98101

Tel:  (206) 274-4598   Fax:  (206) 493-2777

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer, “accelerated filer,” “non-accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Deregistration of Securities

This Post-Effective Amendments relates to the following Registration Statement on Form S-8 of Domark International, Inc. (the “Registrant”):

•	Registration Statement on Form S-8 No. 333-203973

The Registrant is filing this Post-Effective Amendments relating to the employee benefit plan listed on the cover page of this Form S-8, solely to deregister any and all securities previously registered under the Registration Statements with respect to such plan. The Registrant has not issued any shares pursuant to such plan. The Registrant wishes to terminate the effectiveness of the Registration Statement with respect to such plan.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in City of Toronto, Province of Ontario, on August 18, 2015.

DOMARK INTERNATIONAL, INC. (Registrant)

By	/s/ Andrew Ritchie
Andrew Ritchie, Director, President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES	TITLE	DATE

/s/ Andrew Ritchie	President, Chief Executive Officer, Director	August 18, 2015
Andrew Ritchie

/s/ Thomas Crompton	Chief Financial Officer	August 18, 2015
Thomas Crompton